SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. 1)

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BLUE MARTINI SOFTWARE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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BLUE MARTINI SOFTWARE, INC.

2600 Campus Drive

San Mateo, California 94403

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 5, 2003

Dear Stockholder,

You are cordially invited to attend the Annual Meeting of Stockholders of Blue Martini Software, Inc., a Delaware corporation (the “Company”). The meeting will be held on Thursday, June 5, 2003 at 10:00 a.m. local time at the Company’s headquarters at 2600 Campus Drive, San Mateo, California 94403 for the following purposes:

1.	To elect two directors to hold office until the 2006 Annual Meeting of Stockholders.

2.	To approve amendments to our 2000 Non-Employee Directors’ Stock Option Plan to increase our non-discretionary equity compensation for our non-employee directors.

3.	To ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as our independent auditors for our fiscal year ending December 31, 2003.

4.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 8, 2003. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Eric C. Jensen

Secretary

San Mateo, California

May 5, 2003

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

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BLUE MARTINI SOFTWARE, INC.

2600 Campus Drive

San Mateo, California 94403

PROXY STATEMENT

FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS

June 5, 2003

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Blue Martini Software, Inc. is soliciting your proxy to vote at the 2003 Annual Meeting of Stockholders. You are invited to attend the annual meeting and we request that you vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We intend to mail this proxy statement and accompanying proxy card on or about May 5, 2003 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 8, 2003 will be entitled to vote at the annual meeting. On this record date, there were 10,656,623 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 8, 2003, your shares were registered directly in your name with our transfer agent, Computershare Investor Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 8, 2003, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

•	Election of two directors to hold office until the 2006 Annual Meeting of Stockholders;

•	Proposed amendments to our 2000 Non-Employee Directors’ Stock Option Plan to increase our non-discretionary equity compensation for our non-employee directors;

•	Ratification of KPMG LLP as our independent auditors for our fiscal year ending December 31, 2003.

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What are the recommendations of our Board of Directors?

Our Board of Directors recommends that you vote your shares:

•	“For” the election of both nominees for director to hold office until the 2006 Annual Meeting of Stockholders;

•	“For” the approval of amendments to our 2000 Non-Employee Directors’ Stock Option Plan to increase our non-discretionary equity compensation for our non-employee directors; and

•	“For” the ratification of KPMG LLP as our independent auditors for our fiscal year ending December 31, 2003.

How do I vote?

You may either vote “For” all the nominees to our Board of Directors or you may abstain from voting for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

➢	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

➢	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Blue Martini. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 8, 2003.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of both nominees for director, “For” the approval of amendments to our 2000 Non-Employee Directors’ Stock Option Plan to increase our non-discretionary equity compensation for our non-employee directors and “For” the ratification of KPMG LLP as our independent auditors for our fiscal year ending December 31, 2003. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

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What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

➢	You may submit another properly completed proxy card with a later date.

➢	You may send a written notice that you are revoking your proxy to Blue Martini’s Secretary at 2600 Campus Drive, San Mateo, California 94403.

➢	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. Broker non-vote refers to a proposal for which a broker or bank does not have the authority to vote, but has the authority to vote and does vote on some proposals. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

How many votes are needed to approve each proposal?

➢	For the election of directors, the two nominees receiving the most “For” votes will be elected. Broker non-votes will have no effect.

➢	To be approved, Proposal No. 2 to amend our 2000 Non-Employee Directors’ Stock Option Plan must receive a “For” vote from the majority of shares present in person or by proxy and entitled to vote at the annual meeting. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

➢	To be approved, Proposal No. 3 to ratify the selection of KPMG LLP as our independent auditors for our fiscal year ending December 31, 2003 must receive a “For” vote from the majority of shares present in person or by proxy and entitled to vote at the annual meeting. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding stock entitled to vote are represented by votes at the meeting or by proxy. On the record date, there were 10,656,623 shares of our common stock outstanding and entitled to vote. Thus 5,328,312 shares of our common stock must be represented by votes at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of 2003.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 31, 2003, to Eric Jensen, Secretary, c/o Blue Martini Software, Inc., 2600 Campus Drive, San Mateo, California 94403. If you

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wish to submit a proposal that is not to be included in next year’s proxy materials, you must submit your proposal between March 7, 2004 and April 6, 2004. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

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PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on our Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by our Board of Directors to fill a vacancy in a class shall serve for the remainder of the full term of that class, and until the director’s successor is elected and qualified. This includes vacancies created by an increase in the authorized number of directors.

Our Board of Directors presently has six members. There are two directors in the class whose term of office expires in 2003. Each of the two nominees for election to this class is currently a director of Blue Martini. One of these directors, Monte Zweben, was previously elected by our stockholders, and the other, Dominic Gallello, was appointed by our Board of Directors in April 2003. If elected at the annual meeting, each of these nominees would serve until the 2006 annual meeting and until his successor is elected and has qualified, or until the director’s death, resignation or removal.

The following is a brief biography of each nominee for director and each director whose term will continue after the annual meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2006 ANNUAL MEETING

Monte Zweben, age 39, has served as our Chairman and Chief Executive Officer since June 1998. From June 1998 to October 2001, Mr. Zweben also served as our President. From November 1997 to June 1998, Mr. Zweben was an Entrepreneur in Residence at Matrix Partners and Institutional Venture Partners, two venture capital firms. From October 1996 to November 1997, Mr. Zweben was Vice President and General Manager at PeopleSoft, Inc., a provider of enterprise applications. From 1992 to December 1996, Mr. Zweben was Chairman, President and Chief Executive Officer of Red Pepper Software Company. From September 1986 to December 1992, Mr. Zweben was the Deputy Branch Chief of the NASA Ames Research Center’s Artificial Intelligence Branch. Mr. Zweben currently serves on the Board of Directors of Advent Software, Inc.

Dominic Gallello, age 48, has served as a Director since April 2003. From October 2002 to April 2003, Mr. Gallello served as Executive Vice President, Corporate Development for Macromedia, Inc. Mr. Gallello joined Macromedia in October 2001, initially responsible for Macromedia’s Rich Media Division and serving as Executive Vice President, Products from June 2002 until October 2002. Before joining Macromedia, Mr. Gallello served as CEO of RedSpark, Inc., a provider of enterprise supply chain software, from its May 2000 inception as a spinoff of Autodesk Inc. to October 2001. Mr. Gallello joined Autodesk in 1992 and served in a number of executive positions there, including Vice President of Asia-Pacific, Vice President of the Manufacturing Solutions Group, and Executive Vice President of the Design Solutions Group.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2005 ANNUAL MEETING

William F. Zuendt, age 56, has served as a Director since August 1998. Mr. Zuendt retired as President and Chief Operating Officer of Wells Fargo & Company, a bank holding company, and its principal subsidiary, Wells Fargo Bank in 1997 after serving in that position since 1994. Mr. Zuendt currently serves on the Board of Directors of Advent Software, Inc.

Dennis Carey, age 56, has served as a Director since July 2002. Mr. Carey has served as Executive Vice President of Motorola, Inc. and President and Chief Executive Officer of Motorola’s Integrated Electronic Systems Sector since November, 2002. Prior to Motorola, Mr. Carey served as Executive Vice President of Business Development, Strategy and Corporate Operations for The Home Depot, Inc. from May 2001 to March 2002. He joined Home Depot in May 1998 as Executive Vice President and Chief Financial Officer and served in that capacity until May 2001. From 1994 to 1998, Mr. Carey was employed by AT&T Corp. in several roles, most recently as Vice President and General Manager, Corporate Productivity and Mergers and Acquisitions from December 1996 to May 1998.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2004 ANNUAL MEETING

Andrew W. Verhalen, age 46, has served as a Director since January 1999. Mr. Verhalen has been a general partner of entities associated with Matrix Partners since April 1992. From 1986 to 1991, Mr. Verhalen served as a divisional Vice President

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and General Manager at 3Com Corporation. Mr. Verhalen currently serves on the Board of Directors of Digital Fountain, Inc., Onetta, Inc. and Turnstone Systems, Inc.

Mel Friedman, age 64, has served as a Director since May 2002. Mr. Friedman retired as Senior Vice President of Customer Advocacy at Sun Microsystems Inc. in July 2002 after serving in that position since July 2000. From 1989 through 2000, Mr. Friedman served in several other roles for Sun Microsystems, including President of their Microelectronics Division, Vice President of Worldwide Operations for their Systems Operation, Vice President of West Coast Operations and Vice President of Supply Management.

LEGAL PROCEEDINGS

Beginning in July 2001, Blue Martini, Mr. Zweben, Mr. Zuendt, Mr. Verhalen, certain of our former officers and directors and Goldman Sachs and the other underwriters of our initial public offering, or IPO, were named as defendants in several class action shareholder complaints filed in the United States District Court for the Southern District of New York, consolidated under the title In re Blue Martini Initial Public Offering Securities Litigation. Plaintiffs claim that the defendants violated the federal securities laws because our IPO registration statement and prospectus allegedly contained untrue statements of material fact or omitted material facts regarding the compensation to be received by, and the stock allocation practices of, the IPO underwriters. The plaintiffs seek unspecified monetary damages and other relief. Similar complaints were filed in the same Court against hundreds of other public companies that conducted IPOs of their common stock since the mid-1990s. On August 8, 2001, all IPO-related lawsuits were consolidated for pretrial purposes before United States Judge Shira Scheindlin of the Southern District of New York. In accordance with Judge Scheindlin’s orders, we have not answered the complaint, and no discovery has been served. Also in accordance with Judge Scheindlin’s orders, plaintiffs filed amended consolidated complaints on April 19, 2002. We joined in a global motion to dismiss the IPO Lawsuits on July 15, 2002. On or about October 9, 2002, our directors and officers were dismissed without prejudice pursuant to a stipulated dismissal and tolling agreement between the plaintiffs and certain individual defendants. On November 1, Judge Scheindlin presided over an all-day hearing on the global motions to dismiss. On February 19, 2003, Judge Scheindlin issued a ruling on the global motion to dismiss; with respect to us, the motion was granted in part and denied in part. We believe that we have meritorious defenses against these allegations and intend to oppose the allegations vigorously.

In May 2002, a shareholder’s derivative complaint was filed in Superior Court of the State of California, County of San Mateo, entitled Richard D. Yager, derivatively on behalf of Blue Martini Software, Inc., v. Zweben et al. The complaint purported to be filed on behalf of Blue Martini, and named us as a nominal defendant, along with Mr. Zweben, Mr. Verhalen Mr. Zuendt, certain of our former officers and directors and Goldman Sachs, the managing underwriter of our IPO. The complaint alleged that the defendants breached fiduciary and other duties, were negligent, and were unjustly enriched because the IPO price of our stock allegedly was set too low. The plaintiff sought unspecified monetary damages and other relief. The case was subsequently removed to the United States District Court for the Northern District of California. We filed a motion to dismiss incorporating the motion for judgment on the pleading filed by co-defendant Goldman Sachs. In October 2002, the Court granted the motions to dismiss and motion for judgment on the pleadings without leave to amend and entered a judgment dismissing the complaint. In December 2002, the plaintiff filed a notice of appeal. The appeal is pending before the Ninth Circuit U.S. Court of Appeals, with briefs to be filed in the spring of 2003. We believe that we have meritorious defenses against these allegations and intend to oppose the allegations vigorously.

BOARD COMMITTEES AND MEETINGS

During the fiscal year ended December 31, 2002, our Board of Directors held ten meetings and acted by written unanimous consent twice. Our Board of Directors has an Audit Committee, a Compensation Committee, a Nominating Committee and a Litigation Committee.

The Audit Committee of our Board of Directors oversees our corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed non-audit services; monitors the rotation of partners of the independent auditors on the Blue Martini engagement team as required by law; reviews the financial statements to be included in our Annual Report on Form 10-K and quarterly SEC filings; and discusses with management and the independent auditors the results of the annual audit and the results of our quarterly financial statements. The Audit Committee also provides oversight assistance in connection with legal and ethical compliance programs as established by management and our Board of Directors, oversees our corporate governance functions on behalf of our Board of Directors and makes recommendations to our Board of

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Directors regarding corporate governance issues. Three directors comprise the Audit Committee: Messrs. Zuendt, Carey and Friedman. It met nine times during the fiscal year ended December 31, 2002. Mr. Carey serves as our Audit Committee’s financial expert and all members of our Audit Committee are independent (as independence is currently defined in Rule 4200(a)(14) of the NASD listing standards). The Audit Committee has adopted a written Audit Committee Charter, which was amended February 13, 2002 and is attached as Appendix A to these proxy materials.

The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to directors, employees and consultants under our stock option plans and performs other functions regarding compensation as our Board of Directors may delegate. We also have a Non-Officer Stock Option Committee that may award stock options to employees who are not officers. Two independent directors comprise the Compensation Committee: Messrs. Friedman and Verhalen. During the fiscal year ended December 31, 2002, it met two times and acted by unanimous written consent three times.

The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on our Board of Directors and its various committees, and nominates specific individuals to be elected as our officers by our Board of Directors. No procedure has been established for the consideration of nominees recommended by stockholders. Two independent directors comprise the Nominating Committee: Messrs. Verhalen and Carey. The Nominating Committee was formed in February 2003.

The Litigation Committee reviews and directs our decisions regarding currently pending litigation filed in connection with our IPO, including reviewing any settlement proposals and investigating any claims, and the merits of such claims, brought in our name. Two independent directors who were not members of our Board of Directors at the time of our IPO comprise the Litigation Committee: Messrs. Friedman and Gallello. The Litigation Committee was formed in February 2003.

During the fiscal year ended December 31, 2002, each incumbent Board member attended 75% or more of the aggregate of the meetings of our Board of Directors and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

The Audit Committee of our Board of Directors is composed of three independent directors and operates under a written charter adopted by our Board of Directors. This charter is attached as Appendix A. The members of the Audit Committee are Messrs. Zuendt, Carey and Friedman. Subject to stockholder ratification, the Audit Committee selected KPMG LLP as our independent auditors for our fiscal year ending December 31, 2003.

Management is responsible for our internal controls and the financial reporting process. KPMG, the independent auditors, are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In fulfilling its oversight responsibilities, the Audit Committee has met and held discussions with management and KPMG. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has reviewed and discussed the consolidated financial statements with management and KPMG, including a conversation of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380).

KPMG also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In addition, the Audit Committee discussed with KPMG that firm’s independence. The Audit Committee has determined the rendering of all non-audit services by KPMG is compatible with maintaining the auditor’s independence.

Based on the Audit Committee’s discussions with management and KPMG and the Audit Committee’s review of the representations of management and the report of KPMG to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

Audit Committee

William F. Zuendt

Dennis Carey

Mel Friedman

AUDIT AND NON-AUDIT FEES

The following table presents fees for professional services rendered by KPMG for the audit of our annual consolidated financial statements for the year ended December 31, 2002 and fees billed for other services rendered by KPMG:

Audit Fees, Excluding Audit-related Fees	$309,600
Financial Information Systems Design and Implementation Services	—
All Other Fees:
Audit-related fees	17,000
Tax compliance services	200,600
Other non-audit services	—

Total all other fees	217,600

Total fees	$527,200

[1]	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Blue Martini under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

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PROPOSAL 2

APPROVAL OF AMENDMENTS TO OUR 2000 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

In April 2000, our Board of Directors adopted, and our stockholders subsequently approved, our 2000 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”). There are 119,225 shares of our common stock reserved for issuance under the Directors’ Plan.

As of April 8, 2003, options covering an aggregate of 36,776 shares of our common stock (net of canceled or expired options) have been granted under the Directors’ Plan. 82,449 shares of our common stock (plus any shares that might in the future be returned to the Directors’ Plan as a result of cancellations or expiration of options or the reacquisition by us of issued shares) remained available for future grant under the Directors’ Plan.

Stockholders are requested in this Proposal No. 2 to approve amendments to the Directors’ Plan in order to:

•	Increase the number of shares of our common stock reserved for issuance under the Directors Plan by 300,000 shares;

•	Increase the size of the initial options granted to newly elected or appointed non-employee directors from 3,571 shares to 50,000 shares of our common stock underlying each option;

•	Increase the size of the annual options granted to our non-employee directors from 1,071 shares to 20,000 shares of our common stock underlying each option; and

•	Eliminate option grants for service on committees of our Board of Directors.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendments to the Directors’ Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. The Directors’ Plan, as amended by Proposal No. 2, is attached as Appendix B to these proxy materials.

The essential features of the Directors’ Plan are outlined below:

General

The Directors’ Plan provides for the automatic grant of nonstatutory stock options. Options granted under the Directors’ Plan are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). See “Federal Income Tax Information” below for a discussion of the tax treatment of nonstatutory stock options.

Purpose

Our Board of Directors adopted the Directors’ Plan to provide a means by which our non-employee directors may be given an opportunity to purchase Blue Martini stock, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of Blue Martini.

Administration

Our Board of Directors administers the Directors’ Plan. Our Board of Directors has the power to construe and interpret the Directors’ Plan but not to determine the persons to whom or the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration or the other terms of the option.

Stock Subject to the Directors’ Plan

Subject to stockholder approval of Proposal No. 2, an aggregate of 419,225 shares of our common stock is reserved for issuance under the Directors’ Plan. If options granted under the Directors’ Plan expire or otherwise terminate without being

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exercised, the shares of common stock not acquired pursuant to such options again become available for issuance under the Directors’ Plan. If we reacquire unvested stock issued under the Directors’ Plan, the reacquired stock will again become available for issuance under the Directors’ Plan.

In addition, on January 1 of each year, the aggregate number of shares of our common stock reserved for issuance under the Directors’ Plan shall automatically increase by the greater of (1) one-quarter of one-percent (0.25%) of our total diluted shares outstanding or (2) the number of shares of Common Stock subject to options granted pursuant to the Directors’ Plan during the prior year.

Eligibility

The Directors’ Plan provides that options may be granted only to our non-employee directors. A “non-employee director” is defined in the Directors’ Plan as a director of Blue Martini who is not otherwise an employee of or consultant to Blue Martini or any affiliate. All of our current directors, other than Mr. Zweben, are eligible to participate in the Directors’ Plan.

Terms of Options

The following is a description of the terms of options under the Directors’ Plan.

Automatic Grants.    Subject to stockholder approval of Proposal No. 2, each person who is elected or appointed for the first time to be a non-employee director shall automatically be granted, upon the date of his or her initial election or appointment to be a non-employee director by our Board of Directors or stockholders, an option to purchase fifty thousand (50,000) shares of our common stock (the “Initial Grants”).

In addition, subject to stockholder approval of Proposal No. 2, on the day after each annual meeting of our stockholders, beginning with the 2003 annual meeting, each non-employee director shall automatically be granted an option to purchase twenty thousand (20,000) shares of our common stock (the “Annual Grants”).

Exercise Price; Payment.    The exercise price of options shall be 100% of the fair market value of the stock subject to the option on the date of the grant, unless an option is granted pursuant to an assumption or substitution of another option in a manner that satisfies the provisions of Section 424(a) of the Code.

The exercise price of options granted under the Directors’ Plan must be paid in cash at the time the option is exercised or (i) by delivery of other common stock of Blue Martini or (ii) pursuant to a deferred payment arrangement. The exercise price of options that is paid by delivery of other of our common stock must be paid only by shares of our common stock that have been held for more than six months.

Option Exercise.    Options granted under the Directors’ Plan become exercisable in cumulative increments (“vest”) as set out in the Directors’ Plan during the optionholder’s service as a director and during any subsequent employment of the optionholder by and/or service by the optionholder as a consultant to us or an affiliate (collectively, “service”). Our Board of Directors does not have the power to accelerate the time during which an option may vest or be exercised. Options granted under the Directors’ Plan permit exercise prior to vesting, but in such event the optionholder is required to enter into an early exercise stock purchase agreement that allows us to repurchase unvested shares, generally at their exercise price, should the optionholder’s service terminate before vesting. An optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing us to withhold a portion of the stock otherwise issuable to the optionholder, by delivering already-owned shares of our common stock or by a combination of these means.

Term.    The term of options under the Directors’ Plan is 10 years. Options under the Directors’ Plan terminate three months after termination of the optionholder’s service unless (i) such termination is due to the optionholder’s permanent and total disability (as defined in the Code), in which case the option may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; or (ii) the optionholder dies before the optionholder’s service has terminated, or within three months after termination of such service, in which case the option may be exercised (to the extent the option was exercisable at the time of the optionholder’s death) within 18 months of the optionholder’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution. An optionholder may designate a beneficiary who may exercise the option following the optionholder’s death.

11.

The option term is not extended in the event that exercise of the option within these periods is prohibited, except that if the exercise of the option following the termination of the optionholder’s service (other than upon the option holders death or permanent and total disability) would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act, then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the optionholder’s service during which the exercise of the option would not be in violation of such registration requirements.

Restrictions on Transfer

Our Board of Directors may grant options that are generally transferable.

Effect of Certain Corporate Transactions

The Directors’ Plan provides that, in the event of a dissolution, liquidation or sale of substantially all of our assets, specified types of merger, or other corporate reorganization, the vesting and the time during which such options may be exercised will be accelerated 50% prior to such change of control. An outstanding option will terminate if the optionholder does not exercise it before a change in control.

In addition, in the event of (i) any consolidation or merger of Blue Martini with or into another entity in which our stockholders immediately before the transaction own less than 50% of the surviving entity’s securities immediately after the transaction, (ii) any transaction or series of related transactions in which more than 50% of our voting power is transferred or (iii) the sale, lease, license or other disposition of all or substantially all of our assets, (collectively, “corporate transaction”), the vesting of options outstanding under the Directors’ Plan will be accelerated in full and the options will terminate if not exercised at or prior to the effective date of the corporate transaction.

The acceleration of an option in the event of a corporate transaction or a change in control event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of Blue Martini.

Duration, Amendment and Termination

Our Board of Directors may suspend or terminate the Directors’ Plan without stockholder approval or ratification at any time or from time to time.

Our Board of Directors may also amend the Directors’ Plan at any time or from time to time. However, no amendment will be effective unless approved by our stockholders within 12 months before or after its adoption by our Board of Directors if the amendment would (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Directors’ Plan to satisfy Rule 16b-3 of the Exchange Act); (ii) increase the number of shares reserved for issuance upon exercise of options; or (iii) change any other provision of the Directors’ Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of any securities exchange listing requirements. Our Board of Directors may submit any other amendment to the Directors’ Plan for stockholder approval.

Federal Income Tax Information

There are no tax consequences to the optionholder or us by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionholder normally will recognize taxable ordinary income equal to the excess of the stock’s fair market value on the date of exercise over the option exercise price. If the optionholder becomes an employee, we are required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionholder.

Upon disposition of the stock, the optionholder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option (or vesting of the stock). Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

12.

New Plan Benefits

The following table presents certain information with respect to options scheduled to be granted, pending stockholder approval of Proposal No. 2, within the 12 months following April 30, 2003 to our incumbent non-employee directors as a group under our Directors’ Plan.

New Plan Benefits

2000 Non-Employee Directors’ Stock Option Plan

Name and Position	Dollar Value	Number of Shares Underlying Options to be Granted
All Non-Employee Directors as a Group	N/A(1)	100,000(2)

(1)	The exercise price per share of options will be the fair market value of our common stock on the date of the grant.
(2)	Subject to stockholder approval, on the day after each annual meeting of stockholders, each non-employee director will automatically be granted an option to purchase 20,000 shares of our common stock.

Equity Compensation Plan Information

The number of shares issuable upon exercise of outstanding stock options, the weighted-average exercise price of the outstanding options, and the number of stock options remaining for future issuance for each of our plans are summarized in the following table as of December 31, 2002. All amounts set forth below have been adjusted to reflect our one-for-seven reverse split of our outstanding shares of our common stock, which was effective in November 2002 (the “Reverse Split”).

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,963,748	$6.19	5,474,791
Equity compensation plans not approved by security holders	476,559	$8.45	—
Total	4,440,307	$6.43	5,474,791

In December 1999, we issued a warrant to purchase 6,429 shares of our Series C Preferred Stock to Comdisco, Inc., which was not approved by our stockholders. Upon our initial public offering on July 24, 2000, the terms of the warrant converted so that the warrant became exercisable for 6,248 shares of our common stock at an exercise price of $10.50 per share. The warrant is exercisable in full and expires in January 2010.

On April 17, 2000, we issued a warrant to purchase up to 342,857 share of our common stock to Accenture, which was not approved by our stockholders. The warrant had an exercise price of $35.00 per share. On September 28, 2001, we amended the warrant so that the exercise price covering 300,000 of the shares underlying the warrant was reduced to $5.46 per share, the Nasdaq National Market closing price per share of our common stock on the date of amendment. The warrant is fully vested and non-forfeitable. The warrant for 42,857 shares of common stock is currently exercisable at a price of $35.00 per share, and the warrant for 300,000 shares of common stock at $5.46 per share will become exercisable no later than the expiration date of April 17, 2008 or sooner upon the achievement of performance milestones during the four year term of the related marketing agreement.

13.

On October 25, 2001, we issued a warrant to purchase up to 11,857 shares of our common stock to Heidrick & Struggles, which was not approved by our stockholders. The warrant is exercisable at a price of $7.70 per share. The warrant is fully vested and exercisable and expires in October 2006.

On April 16, 2002, in connection with our acquisition of the Cybrant Corporation, we issued a warrant to purchase up to 52,497 shares of our common stock to Eagle Square Partners, which was not approved by our stockholders. The warrant is exercisable at a price of $6.44 per share. The warrant expires in March 2007.

Also on April 16, 2002, in connection with our acquisition of the Cybrant Corporation, we issued a warrant to purchase up to 20,062 shares of our common stock to Silicon Valley Bank, which was not approved by our stockholders. The warrant is exercisable at a price of $6.44 per share. The warrant expires in January 2007.

On June 30, 2002, we issued a warrant to purchase up to 42,857 shares of our common stock to Netyear Group Corporation (“Netyear”), which was not approved by our stockholders. The warrant is exercisable at a price of $6.16 per share, the Nasdaq National Market closing price per share of our common stock on June 30, 2002. We issued the warrant in connection with the amendment of a strategic alliance agreement entered into between Netyear and us in November, 2000. The warrant expires on June 30, 2010 and is fully vested and non-forfeitable and becomes exercisable on May 31, 2010, subject to acceleration upon achievement of certain performance-based milestones.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

14.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of our Board of Directors has selected KPMG LLP as our independent auditors for the fiscal year ending December 31, 2003 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. KPMG has audited our financial statements since our inception in 1998. Representatives of KPMG are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG as our independent auditors. However, the Audit Committee of our Board of Directors is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and our Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests and those of our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of KPMG. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The Audit Committee has determined the rendering of all non-audit services by KPMG is compatible with maintaining the auditor’s independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

15.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents certain information regarding the ownership of our common stock as of April 8, 2003 by:

•	each director and nominee for director;

•	each of the executive officers named in the Summary Compensation Table;

•	all of our executive officers and directors as a group; and

•	all those known by us to be beneficial owners of more than five percent of our common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, or SEC, and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of our common stock subject to options currently exercisable within 60 days of April 8, 2003. These shares are not deemed outstanding for purposes of computing the percentage ownership of each other person. Percentage of beneficial ownership is based on 10,656,623 shares of our common stock outstanding as of April 8, 2003. Unless otherwise indicated, the address for each listed stockholder is c/o Blue Martini Software, Inc., 2600 Campus Drive, San Mateo, California 94403. All amounts shown are adjusted to reflect a one-for-seven reverse stock split of all outstanding shares of our common stock, which was effective on November 13, 2002.

	Beneficial Ownership(1)
Name and Address of Beneficial Owner	Number of Shares	Percent of Total
DIRECTORS AND EXECUTIVE OFFICERS
Monte Zweben(2)	3,988,621	37.0%
Robert E. Cell(3)	175,279	1.6%
Mary Hamershock(4)	67,184	*
Claire Hough	714	*
Mike Borman(5)	128,058	1.2%
Chip Overstreet(6)	27,081	*
Andrew W. Verhalen(7)	1,049,692	9.8%
William F. Zuendt(8)	182,525	1.7%
Dennis Carey(9)	3,571	*
Mel Friedman(10)	6,547	*
David Buchanan(11)(12)	28,690	*
All directors and executive officers as a group(11 persons)(13)	5,657,962	50.9%

5% STOCKHOLDERS
Entities Affiliated with Matrix Partners(14) 1000 Winter Street Suite 4500 Waltham, MA 02451	1,041,302	9.8%
Entities Affiliated with CCM Master Fund, Ltd. One North Wacker Drive — Suite 4725 Chicago, IL 60606	543,001	5.1%

*	Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.
(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.
(2)	Represents 3,454,051 shares held by Monte Zweben, Trustee of The Zweben Family Revocable Trust UTA dated 10/17/97, as amended, and 413,142 shares held by The Zweben Family Limited Partnership and includes 121,428 shares issuable upon exercise of vested and unvested exercisable options within 60 days of April 8, 2003.

16.

(3)	Includes 158,019 shares issuable upon exercise of vested and unvested exercisable options within 60 days of April 8, 2003.
(4)	Includes 64,045 shares issuable upon exercise of vested options within 60 days of April 8, 2003.
(5)	Includes 33,929 shares issuable upon exercise of vested options within 60 days of April 8, 2003.
(6)	Represents 23,570 shares issuable upon exercise of vested options within 60 days of April 8, 2003.
(7)	Represents 937,172 shares held by Matrix Partners V, L.P. and 104,130 shares held by Matrix V Entrepreneurs Fund L.P. and 8,390 shares issuable upon exercise of vested options within 60 days of April 8, 2003. Mr. Verhalen is a general partner of entities associated with Matrix Partners and disclaims beneficial ownership of the shares held by entities affiliated with Matrix Partners except to the extent of his pecuniary interest therein.
(8)	Includes 7,676 shares issuable upon exercise of vested options within 60 days of April 8, 2003.
(9)	Represents 3,571 shares issuable upon exercise of vested options within 60 days of April 8, 2003.
(10)	Represents 6,547 shares issuable upon exercise of vested options within 60 days of April 8, 2003.
(11)	Represents 28,690 shares issuable upon exercise of vested options within 60 days of April 8, 2003.
(12)	On April 18, 2003, Mr. Buchanan resigned as a director. On April 22, 2003, Dominic Gallello was appointed to our Board by our Board of Directors. As of April 22, 2003, Mr. Gallello beneficially owns 3,856 shares of our common stock.
(13)	Includes 455,865 shares issuable upon exercise of vested and unvested exercisable options within 60 days of April 8, 2003 and 1,041,302 shares held by affiliates of our directors.
(14)	Represents 937,172 shares held by Matrix Partners V, L.P. and 104,130 shares held by Matrix V Entrepreneurs Fund L.P. Mr. Verhalen is a general partner of entities associated with Matrix Partners and disclaims beneficial ownership of the shares held by entities affiliated with Matrix Partners except to the extent of his pecuniary interest therein.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Blue Martini. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with; except that five reports, each covering one transaction, were filed late by Mr. Carey, Mr. Cell, Ms. Hamershock, Mr. Overstreet and Rebecca Deyo, our former Vice President of Product Development.

17.

EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

In 2002, our directors did not receive any cash compensation for service on our Board of Directors or any committee thereof, but our directors were eligible for reimbursement for expenses incurred in connection with attendance at Board of Directors and committee meetings.

Each of our non-employee directors receives stock option grants under the 2000 Non-Employee Directors’ Stock Option Plan (which shall be referred to as the “Directors’ Plan”). Only non-employee directors or an affiliate of such directors (as defined in the U.S. Internal Revenue Code) are eligible to receive options under the Directors’ Plan. Options granted under the Directors’ Plan are intended by us not to qualify as incentive stock options under the U.S. Internal Revenue Code. Option grants under the Directors’ Plan are non-discretionary.

Pursuant to the Directors’ Plan, each non-employee director on our Board of Directors at the time of our initial public offering was granted an option to purchase up to 3,571 shares of our common stock (as adjusted for our Reverse Split) on July 24, 2000, the effective date of our initial public offering, at an exercise price per share of $140 (as adjusted for our Reverse Split). In addition, each current non-employee director elected or appointed after our initial public offering received an option grant for the same amount of shares on their election or appointment to our Board of Directors at an exercise price per share of the fair market value of a share of our common stock on the date of the option grant (the “Initial Grants”). On the day after each annual meeting of our stockholders, each non-employee director on our Board of Directors as of the annual meeting was granted an option to purchase up to 1,071 shares of our common stock at an exercise price of the fair market value of a share of our common stock on the date of grant (as adjusted for our Reverse Split) (the “Annual Grants”). Furthermore, on the day after each annual meeting of our stockholders, our non-employee directors who served as members of a committee of our Board of Directors during the previous year were granted an option to purchase up to 714 shares of our common stock for each committee on which they served, unless they were appointed to a committee mid-term. If they were appointed mid-term, their committee grant was reduced on a pro-rated basis for each full month that elapsed between the annual meeting of stockholders and the date of appointment to the committee. The exercise price per share of each new option granted under the Directors’ Plan is the fair market value of a share of our common stock on the date of the option grant. The Initial Grants may be exercised immediately but are not vested until the date upon which the optionee (or an affiliate of the optionee) has provided one year of continuous service to us following the date of grant of such option. If these conditions are met, 1/3rd of the shares subject to the grant vest and 1/36th of the shares subject to the grant vest each month thereafter. The Annual Grants and grants for committee service may be exercised immediately but vest 1/12th each month after the date of the grant. The term of options granted under the Directors’ Plan is ten years. In the event of a merger of Blue Martini with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving Blue Martini, the vesting of each option granted under the Directors’ Plan will accelerate 50% and the option will terminate if not exercised prior to the consummation of the transaction.

Subject to stockholder approval of Proposal No. 2, the above compensation structure will be amended to increase the size of the Initial Grants so that each person elected or appointed for the first time to be a non-employee director will automatically be granted an option to purchase fifty thousand (50,000) shares of our common stock. Furthermore, the size of the Annual Grants will be increased so that on the day after each annual meeting of our stockholders, each non-employee director will automatically be granted an option to purchase twenty thousand (20,000) shares of our common stock. Option grants for membership on committees of our Board of Directors will be eliminated.

In addition to the non-discretionary grants under the Directors’ Plan, during 2002, Messrs. Carey and Friedman were each granted an option to purchase up to 3,571 shares of our common stock (as adjusted for our Reverse Split) on the date they were appointed to our Board of Directors, at an exercise price of the fair market value of a share of our common stock on the date of the option grant. Such options vest 1/3rd after one year of service and 1/36th per month thereafter for two more years.

18.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

The following table shows for the fiscal years ended December 31, 2000, 2001 and 2002, compensation awarded or paid to our Chief Executive Officer and our other four most highly compensated executive officers at December 31, 2002 and one former executive officer who departed from Blue Martini during 2002:

SUMMARY COMPENSATION TABLE

	Year	Annual Compensation						Long-Term Compensation Awards
Name and Principal Position		Salary(1)		Bonus	Other Compensation(1)			Restricted Stock Awards(2)		Securities Underlying Options (2)(3)(#)
Monte Zweben Chairman and Chief Executive Officer	2002 2001 2000	$225,000 225,000 225,000		— — —		— — —		— — —		35,714 — 85,714

Robert E. Cell Vice President and Chief Financial Officer(4)	2002 2001 2000	250,000 170,000 133,385	(5)	$9,375 22,500 15,000	$	— — 51,699	(6)	— — —		239,541 — 85,714

Mary Hamershock(7) Vice President of Human Resources	2002 2001 2000	145,833 137,692 117,328	(7)	15,634 19,875 11,719		— — —		— — —		117,969 — 9,142

Claire Hough(8) Vice President of Product Development	2002	31,586	(8)	—		—		—		142,857

Michael Borman(9) Former President and Chief Operating Officer	2002 2001	291,666 65,064	(9) (9)	407,400 108,065		— —		$192,578 523,478	(10) (11)	— 202,142

Chip Overstreet(12) Former Vice President of Marketing and Business Development	2002 2001 2000	167,500 150,000 23,365		50,000 43,921 —		— — —		— — —		136,267 — —

(1)	As permitted by rules promulgated by the Securities and Exchange Commission (“SEC”), no amounts are shown with respect to certain “perquisites” where such amounts do not exceed the lesser of 10% of the sum of the amount in the salary and bonus columns or $50,000.
(2)	All share numbers have been adjusted to reflect a one-for-seven reverse split of all outstanding shares of our common stock, effected November 13, 2002.
(3)	We have not issued any stock appreciation rights.
(4)	In April 2003, Mr. Cell was promoted to Chief Operating Officer of Blue Martini
(5)	Mr. Cell became an executive officer of Blue Martini in March 2000. His annualized salary in 2000 was $170,000.
(6)	In connection with Mr. Cell’s relocation to California, he received relocation benefits and reimbursement amounting to $51,699.
(7)	Ms. Hamershock joined Blue Martini in February 2000, and became an executive officer of Blue Martini in November 2002. Ms. Hamershock was our Director of Staffing from February 2000 to May 2000, then Director of Human Resources from February 2000 through April 2001, when she was promoted to Vice President of Human Resources.
(8)	Ms. Hough became an executive officer of Blue Martini in October 2002. Her annualized salary in 2002 was $225,000.
(9)	Mr. Borman was our President and Chief Operating Officer from October 2001 until November 2002. His annualized salary in 2001 and 2002 was $350,000.
(10)	Represents a stock grant of 59,509 shares of our common stock.
(11)	Represents a stock bonus of 34,620 shares of our common stock.
(12)	Mr. Overstreet joined Blue Martini in November 2000, and became an executive officer of Blue Martini in November 2002. Mr. Overstreet was our Vice President of Business Development from November 2000 through January 2002 and our Vice President of Marketing and Business Development from January 2002 to March 2003.

19.

STOCK OPTION GRANTS AND EXERCISES

We grant options to our executive officers under our 2000 Equity Incentive Plan (the “2000 Equity Incentive Plan”). We also have a 2000 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”; collectively with the 2000 Equity Incentive Plan, the “Plans”). As of April 8, 2003, options to purchase a total of 3,963,748 shares were outstanding under the Plans and options to purchase 9,196,303 shares remained available for grant under the Plans. The following tables show for the fiscal year ended December 31, 2002, certain information regarding options granted to, exercised by, and held at year end by, each of the executive officers listed in the Summary Compensation Table.

The potential realizable value is calculated based on term of the option and the market value at the time of grant. Based on the rules promulgated by the Securities and Exchange Commission, we have assumed a stock appreciation of 0%, 5% and 10% from the date of the grant. These assumptions do not represent our prediction of our stock price performance. The potential realizable values at 0%, 5% and 10% appreciation are calculated by:

•	multiplying the number of shares of common stock subject to a given option by the fair market value of our common stock at the time of grant;

•	assuming that the total stock value derived from that calculation compounds at the annual 0%, 5% or 10% rate shown in the table from the date of grant of the options until the expiration of the options; and

•	subtracting from that result the total option exercise price.

The shares listed in the following table under “Number of Securities Underlying Options Granted” are subject to vesting as set forth below. Each of the options has a ten-year term, subject to earlier termination if the optionee’s service with us ceases.

Percentages shown under “Percent of Total Options Granted to Employees in Fiscal 2002” are based on an aggregate of 3,713,845 options granted to our employees and directors under the Plans during the fiscal year ended December 31, 2002.

20.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants(1)
	Number of Securities Underlying Options Granted		Percent of Total Options Granted in 2002	Exercise or Base Price Per Share	Market Price of Stock at Time of Grant	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name							0%	5%	10%
Mr. Zweben	35,714	(2)	1.0%	$6.44	$6.44	05/14/12	$0	$144,645	$366,558
Mr. Cell	21,428	(2)	0.6%	$6.44	$6.44	05/14/12	$0	$86,785	$219,931
	14,285	(3)	0.4%	$0.07	$6.44	05/14/12	$90,995	$148,851	$237,612
	203,828	(4)	5.5%	$2.52	$2.52	10/17/07	$0	$141,911	$313,586
Ms. Hamershock	14,285	(2)	0.4%	$6.44	$6.44	05/14/12	$0	$57,855	$146,617
	85,000	(4)	2.3%	$2.52	$2.52	10/17/07	$0	$59,180	$130,771
	18,684	(5)	0.5%	$3.60	$3.60	9/5/03	$0	$2,507	$4,984
Ms. Hough	142,857	(6)	3.8%	$3.43	$3.43	11/12/12	$0	$308,158	$780,933
Mr. Borman	—		—	—	—	—	—	—	—
Mr. Overstreet	10,714	(2)(7)	0.3%	$6.44	$6.44	05/14/12	$0	$43,393	$109,965
	14,285	(6)(7)	0.4%	$5.04	$5.04	08/09/12	$0	$45,278	$114,744
	71,985	(4)(7)	1.9%	$2.52	$2.52	10/17/07	$0	$50,118	$110,748
	39,282	(5)(8)	1.1%	$3.60	$3.60	9/5/03	$0	$5,271	$10,479

(1)	All numbers have been adjusted to reflect a one-for-seven reverse split of all outstanding shares of our common stock, effected November 13, 2002.
(2)	Options vest in full on the first anniversary of the grant date.
(3)	Options vest in full on the fifth anniversary of the grant date, subject to earlier acceleration upon meeting performance criteria.
(4)	Options vest over a two-year period, 25% after six months and 1/24th per month thereafter.
(5)	Options vest over a five-month period, 20% per month.
(6)	Options vest over a four-year period, 25% after one year and 1/48th per month thereafter.
(7)	Prior to Mr. Overstreet’s departure, no shares had vested.
(8)	Prior to Mr. Overstreet’s departure, a total of 23,570 shares had vested and must be exercised, if at all, by June 14, 2003.

21.

AGGREGATED OPTION EXERCISES DURING 2002 AND OPTION VALUES

AT DECEMBER 31, 2002

The following table presents the aggregate option exercises during 2002 and the number and value of securities underlying unexercised options that are held by each of the individuals listed in the Summary Compensation Table as of December 31, 2002.

Amounts shown under the columns “Value Realized” are based on the fair market value of our common stock on the exercise date as reported on the Nasdaq National Market less the aggregate exercise price. Amounts shown under the column “Value of Unexercised In-the-Money Options at December 31, 2002” are based on a price of $2.90 per share, which was the last reported sale price of our common stock on the Nasdaq National Market on December 31, 2002, without taking into account any taxes that may be payable in connection with the transaction, multiplied by the number of shares underlying the option, less the exercise price payable for these shares. Certain stock options granted to our employees allow for the early exercise of those options. All options exercised early are subject to repurchase by us at the original exercise price, upon the optionee’s cessation of service prior to the vesting of the shares.

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2002		Value of Unexercised In-the-Money Options at December 31, 2002(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Mr. Zweben	—	—	85,714	35,714	$0	$0
Mr. Cell	—	—	77,142	232,398	20,215	97,667
Ms. Hamershock	—	—	6,285	117,969	0	32,300
Ms. Hough	—	—	0	142,857	0	0
Mr. Borman	—	—	33,929	0	0	0
Mr. Overstreet	—	—	0	136,267	0	27,354

(1)	“In-the-money” options are options with exercise prices below the market price of our common stock at December 31, 2002.

22.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

In October 2001, we entered into an employment agreement with Michael Borman, our former President and Chief Operating Officer. Mr. Borman’s employment agreement provides that we will compensate Mr. Borman in the event that Mr. Borman is required by court order to disgorge to IBM any amount up to $1,625,000 for violating the terms of employment agreements entered into between IBM and Mr. Borman. In November 2002, we entered into a separation agreement with Mr. Borman in connection with the termination of his services with us. Pursuant to this agreement, we paid Mr. Borman a severance benefit of $407,400 in cash and 59,509 unregistered shares of our common stock (as adjusted for our one-for-seven reverse stock split) with a fair market value of $192,578 at the time of grant and extended the period of time for Mr. Borman to exercise any vested stock options through May, 2004. Our obligations with respect to disgorgement to IBM remain in effect.

In addition to our agreements with Mr. Borman, we entered into agreements with Monte Zweben, our Chairman and Chief Executive Officer, Robert Cell, our Chief Operating Officer, Mary Hamershock, our Vice President of Human Resources, Claire Hough, our Vice President of Product Development, and Chip Overstreet, then our Vice President of Marketing and Product Development. Mr. Overstreet has since resigned.

Mr. Zweben’s and Mr. Cell’s agreements provide that if either is terminated without cause not in connection with a change of control, we will pay such person a cash payment equal to six months of his base salary and target bonus and extend the period of time for such person to exercise any vested options to twenty-four months after termination. If either Mr. Zweben or Mr. Cell is terminated without cause within twelve months after a change of control, we will pay such person a cash payment equal to twelve months of his base salary and target bonus, accelerate the vesting of 50% of his unvested options and extend the period of time for such person to exercise any vested options to forty-eight months after termination. We have also agreed to provide Mr. Cell with a moving allowance of $30,000 if he is terminated without cause.

Ms. Hamershock’s agreement provides that if she is terminated without cause not in connection with a change of control, we will pay her a cash payment equal to three months of her base salary and target bonus and extend the period of time to exercise any vested options to eighteen months. If Ms. Hamershock is terminated without cause within twelve months after a change of control, we will pay her a cash payment equal to six months of her base salary and target bonus, accelerate the vesting of 50% of her unvested options and extend the period of time to exercise any vested options to thirty-six months after termination.

Ms. Hough’s agreement provides that if she is terminated without cause, we will pay a cash payment equal to six months of her base salary.

Mr. Overstreet’s agreement provided that if he was terminated without cause not in connection with a change of control, we would pay him a cash payment equal to three months of his base salary and target bonus and extend the period of time to exercise any vested options to eighteen months. If he was terminated without cause within twelve months after a change of control, we would pay him a cash payment equal to six months of his base salary and target bonus, accelerate the vesting of 50% of his unvested options and extend the period of time to exercise any vested options to thirty-six months after termination. In March 2003, Mr. Overstreet resigned voluntarily and we have no on-going obligations under our agreement with him.

2000 Equity Incentive Plan.    In the event of (i) a dissolution, liquidation or sale of substantially all of our assets, (ii) a merger in which Blue Martini is not the surviving entity or (iii) a reverse merger in which Blue Martini is the surviving corporation but the shares outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then (1) any surviving or acquiring corporation shall assume rights outstanding under the 2000 Equity Incentive Plan or shall substitute similar rights for those outstanding under the 2000 Equity Incentive Plan or (2) with respect to those employees whose service continues following a transaction described above, if any surviving or acquiring corporation does not assume such rights or substitute similar rights, the vesting of such rights and the time during which such rights may be exercised will accelerate and terminate if not exercised prior to such transaction.

In addition, in the event of (i) any consolidation or merger of Blue Martini with or into another entity in which our stockholders immediately before the transaction own less than 50% of the surviving entity’s securities immediately after the transaction, (ii) any transaction or series of related transactions in which more than 50% of our voting power is transferred or (iii) the sale, lease, license or other disposition of all or substantially all of our assets, (collectively, a “Securities Acquisition”), the vesting of options outstanding under the 2000 Equity Incentive Plan held by employees whose service continues following the Securities Acquisition will be accelerated 50%.

If an employee’s service with us terminates without cause within twelve months of a change of control in which more than 30% of the voting power of Blue Martini is transferred or we sell or lease substantially all of our assets, then the employee may exercise any vested portion of his or her options within the earlier of eighteen months or the expiration of the term of the options.

2000 Employee Stock Purchase Plan.    In the event of (i) a dissolution, liquidation or sale of substantially all of our assets, (ii) a merger in which Blue Martini is not the surviving entity or (iii) a reverse merger in which Blue Martini is the

23.

surviving corporation but the shares outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then: (1) any surviving or acquiring corporation shall assume rights outstanding under the 2000 Employee Stock Purchase Plan or shall substitute similar rights for those outstanding under the 2000 Employee Stock Purchase Plan, or (2) if any surviving or acquiring corporation refuses to assume such rights or to substitute similar rights, then, as determined by our Board of Directors in its sole discretion, such rights may continue in full force and effect or the participants’ accumulated payroll deductions may be used to purchase shares immediately prior to the transaction described above under the ongoing offering and the participants’ rights under the ongoing offering will thereafter be terminated.

24.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE

COMPENSATION(2)

Our Board of Directors has delegated to the Compensation Committee the authority to establish and oversee our compensation programs. The Compensation Committee is comprised of two independent directors: Messrs. Verhalen and Friedman. The Compensation Committee is responsible for: (i) determining the most effective total executive compensation strategy based upon our business needs and consistent with stockholders’ interests; (ii) administering our executive compensation plans, programs and policies; (iii) monitoring corporate performance and its relationship to compensation of executive officers; and (iv) making appropriate recommendations concerning matters of executive compensation.

Compensation Philosophy

The policies of the Compensation Committee with respect to executive officers, including the Chief Executive Officer, are to provide compensation sufficient to attract, motivate and retain executives of outstanding ability and potential. To emphasize sustained performance of our executive officers, the Compensation Committee has adopted policies to align executive compensation with the creation of stockholder value as measured in the equity markets. These policies are implemented using a mix of the following key elements:

1.	We pay base salaries that are generally competitive with other computer software companies with which we compete for talent. To ensure that our salaries are sufficient to attract and retain highly qualified executives and other key employees, we regularly compare our salaries with those of our competitors and set salary parameters based on this review;

2.	We provide opportunities for cash bonuses based on the achievement of specific operating goals and high levels of performance; and

3.	We provide significant equity-based incentives pursuant to our 2000 Equity Incentive Plan and 2000 Employee Stock Purchase Plan to ensure that our executive officers and key employees are motivated to achieve our long term goals.

Base Salary

The Compensation Committee recognizes the importance of maintaining compensation practices and levels of compensation competitive with other computer software companies with which we compete for personnel. Base salary represents the fixed component of the executive compensation program. The Compensation Committee reviews with the Chief Executive Officer an annual salary plan for our executive officers, other than our Chief Executive Officer. The salary plan is modified as deemed appropriate and approved by the Compensation Committee. The annual salary plan is developed based on an annual review of executive salaries at comparable software companies. The annual plan also takes into account past performance and expected future contributions of the individual executive.

Cash Bonuses

Our policy is to maintain annual cash incentive bonus programs to reward certain executive officers and other key employees for attaining defined performance goals. In determining bonus amounts for executive officers, consideration is given to Blue Martini’s performance and individual performance.

Guaranteed Compensation

In order to retain and motivate several key employees following corporate restructurings, we guaranteed certain employees, including each of the executive officers listed on the Summary Compensation Table, certain severance amounts in the event that they are terminated without cause. See “Employment, Severance and Change of Control Agreements.”

[2]	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

25.

Equity Compensation

The 2000 Equity Incentive Plan and 2000 Employee Stock Purchase Plan offered by us have been established to provide all of our employees, including executive officers, with an opportunity to share, along with our stockholders, in our long-term performance. The Compensation Committee strongly believes that a primary goal of the compensation program should be to provide key employees who have significant responsibility for our management, growth and future success with an opportunity to increase their ownership of Blue Martini and potentially gain financially from Blue Martini stock price increases. The interests of our stockholders, executives and employees should thereby be closely aligned. Executives are eligible to receive stock options at the discretion of the Compensation Committee, giving them the right to purchase shares of our common stock in the future at a price equal to fair market value at the date of grant. All grants must be exercised according to the provisions of our 2000 Equity Incentive Plan. Outstanding options held by executive officers generally vest over four years and expire ten years from the date of grant. We have used stock options as the primary incentive to attract and motivate our executive officers. The goal of the Compensation Committee is to provide equity compensation for executive officers, including the Chief Executive Officer, which equal levels at comparable software companies. Within such range, option amounts are based on salary grade within Blue Martini and the achievement of overall company and individual performance goals as discussed above. After considering the criteria relating to awarding stock options and the stock options already held by certain executive officers, the Compensation Committee determined that all the executive officers listed in the Summary Compensation Table, except Mr. Borman who received extensive stock awards in 2001, would receive option grants during 2002. These awards were made to attract or retain these executive officers and to bring their option holdings in line with other similarly situated executive officers at comparable software companies. Such options generally vest over a period of at least four years; however, an aggregate of 82,141 options granted to our executive officers in May 2002 vest over a period of one year, an aggregate of 360,813 options granted to our executive officers in October 2002 vest over a period of two years and an aggregate of 57,966 options granted to our executive officers pursuant to our option exchange program in December 2002 vest over a period of five months, as discussed below. See “Option Grants During the Last Year.”

Option Repricing

In December 2002, we completed a stock option exchange program in which we offered all of our employees, other than our Chief Executive Officer, Chief Financial Officer and directors, the opportunity to exchange outstanding options with exercise prices greater than $12.39 for new stock options at an exercise price equal to the fair market value of our common stock at the end of the offer period. We implemented the stock option exchange program because the options eligible to be exchanged had exercise prices significantly higher than the market price of our common stock, and we believed that those options were unlikely to be exercised in the near future and were not providing proper incentives to our employees. The replacement stock options vest over five months and expire nine months from the date of grant.

The following table shows certain information concerning the repricing of options received by the executive officers listed in the Summary Compensation Table during the last ten years.

Ten Year Option Repricings

Name	Date	Number of Securities Underlying Options Exchanged (#)	Market Price of Stock at Time of Exchange	Exercise Price at Time of Exchange	New Exercise Price	Length of Original Option Term Remaining at Date of Exchange (in Months)
Mr. Zweben	—	—	—	—	—	—
Mr. Cell	—	—	—	—	—	—
Ms. Hamershock	12/05/02	2,142	$3.60	$63.00	$3.60	90
	12/05/02	14,285	$3.60	$12.60	$3.60	104
	12/05/02	2,257	$3.60	$12.39	$3.60	101
Ms. Hough	—	—	—	—	—	—
Mr. Borman	—	—	—	—	—	—
Mr. Overstreet	12/05/02	17,856	$3.60	$184.63	$3.60	96
	12/05/02	7,142	$3.60	$12.60	$3.60	104
	12/05/02	14,285	$3.60	$12.39	$3.60	101

26.

Chief Executive Officer Compensation

The Compensation Committee uses the same procedures described above in setting the annual salary, bonus and stock option awards for Monte Zweben, our Chairman and Chief Executive Officer. Mr. Zweben’s base salary in 2002 was $225,000 and remained constant from 2001. Under our executive compensation program, the total compensation mix for senior executives includes longer-term rewards in the form of stock options. In May 2002, Mr. Zweben received an option grant to purchase up to 35,714 shares of our common stock at an exercise price of $6.44 per share (as adjusted to reflect our Reverse Split), which vests in full one year from the date of grant. This grant was intended to maintain the overall competitiveness of Mr. Zweben’s compensation package and strengthen the alignment of Mr. Zweben’s interests with those of our stockholders during a critical phase of our business.

Federal Tax Considerations Section

Section 162(m) of the U.S. Internal Revenue Code limits Blue Martini to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the code. The Compensation Committee has determined to satisfy the requirements for “performance-based compensation” with respect to compensation awarded to our executive officers to the extent then practicable.

Summary

The Compensation Committee believes that the compensation of executives by Blue Martini is competitive with the compensation programs provided by other software companies with which we compete for executives and employees and appropriate in light of the challenges facing the Company. The Compensation Committee believes its compensation strategy, principles and practices result in a compensation program tied to stockholder returns and linked to the achievement of annual and longer-term financial and operational results of Blue Martini on behalf of our stockholders.

COMPENSATION COMMITTEE

Andrew W. Verhalen

Mel Friedman

27.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As noted above, our Compensation Committee consists of Mr. Verhalen and Mr. Friedman. No current member of the Compensation Committee is an officer or employee of Blue Martini and no executive officer of Blue Martini serves as a member of a compensation committee of any entity that has one or more executives serving as a member of Blue Martini’s Compensation Committee.

PERFORMANCE MEASUREMENT COMPARISON

The following graph shows the total stockholder return of an investment of $100 in cash from our initial public offering on July 25, 2000 for (i) our common stock (initial public offering price of $140/share); (ii) the Nasdaq Stock Market—U.S. Index; (iii) the Nasdaq Computer and Data Processing Index(1) and (iv) the J.P. Morgan H&Q Internet 100 Index(1). All values assume reinvestment of the full amount of all dividends and are adjusted to give retroactive effect to our Reverse Split, which was effected November 13, 2002.

(1)	The JP Morgan H&Q Internet 100 Index was terminated in 2002. It has been replaced with the Nasdaq Computer and Data Processing Index. A comparison of the total returns of both the JP Morgan H&Q Internet 100 Index and the Nasdaq Computer and Data Processing Index for the applicable period is provided.

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

28.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have entered into indemnity agreements with certain officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of Blue Martini, and otherwise to the fullest extent permitted under Delaware law and our Bylaws. Please see “Legal Proceedings” above, for a description of current actions and proceedings involving certain of our officers and directors by reason of their positions with us as officers and directors.

29.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Eric C. Jensen

Secretary

May 5, 2003

DELIVERY OF THIS PROXY STATEMENT

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for securityholders and cost savings for companies.

This year, a number of brokers with account holders who are Blue Martini Software stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker, direct your written request to Tracy Vernali, Investor Relations, Blue Martini Software, Inc., 2600 Campus Drive, San Mateo, California 94403 or contact Tracy Vernali at 1-800-258-3627.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

A copy of the our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2002 is available without charge upon written request to Investor Relations, Blue Martini Software, Inc., 2600 Campus Drive, San Mateo, California 94403, or upon email request to IR@bluemartini.com.

30.

APPENDIX A

BLUE MARTINI SOFTWARE, INC.

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

February 27, 2003

PURPOSE AND POLICY

The primary purpose of the Audit Committee shall be to act on behalf of the Company’s Board of Directors in fulfilling the Board’s oversight responsibilities with respect to the Company’s corporate accounting and reporting practices and the quality and integrity of the Company’s financial statements and reports, as well as the qualifications, independence and performance of the certified public accountants engaged as the Company’s independent outside auditors (the “Auditors”). The Committee shall also provide oversight assistance in connection with legal and ethical compliance programs as established by management and the Board, oversee all aspects of the Company’s corporate governance functions on behalf of the Board and make recommendations to the Board regarding corporate governance issues. The operation of the Committee shall be subject to the Bylaws of the Company as in effect from time to time and Section 141 of the Delaware General Corporation Law.

The policy of the Audit Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication between the Committee, the Auditors and the Company’s management.

COMPOSITION

The Audit Committee shall consist of at least three members of the Board of Directors. The members of the Committee shall satisfy the independence and experience requirements of the Nasdaq National Market (“Nasdaq”) applicable to audit committee members as in effect from time to time when and as required by Nasdaq. To the extent mandated by the requirements of Nasdaq, at least one member of the Committee shall be a “financial expert” within the meaning of such requirements.

MEETINGS AND MINUTES

The Audit Committee shall hold such regular or special meetings as its members shall deem necessary or appropriate. Minutes of each meeting of the Committee shall be prepared and distributed to each director of the Company and the Secretary of the Company promptly after each meeting.

AUTHORITY

The Audit Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder. The Committee shall have authority to retain, at the Company’s expense, but at the direction and oversight of the Committee, special legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties. The Committee shall have authority to require that any of the Company’s personnel, counsel, Auditors or investment bankers, or any other consultant or advisor to the Company attend any meeting of the Committee or meet with any member of the Committee or any of its special legal, accounting or other advisors and consultants.

31.

AUDIT COMMITTEE RESPONSIBILITIES

The primary responsibility of the Audit Committee shall be to oversee the Company’s financial reporting process (including direct oversight of the Auditors) on behalf of the Board and to report the results of these activities to the Board. The Committee’s functions and procedures should remain flexible to address changing circumstances most effectively. To implement the Committee’s purpose and policy, the Committee shall be charged with the following functions and processes, with the understanding, however, that the Committee may supplement or deviate from these activities as appropriate under the circumstances:

RESPONSIBILITIES: AUDIT AND AUDITORS

1.    To evaluate the performance of the Auditors, to assess their qualifications (including their internal quality-control procedures and any material issues raised by that firm’s most recent internal quality-control or peer review or any investigations by regulatory authorities) and to determine whether to retain or to terminate the existing Auditors or to appoint and engage new auditors for the ensuing year.

2.    To review and determine the engagement of the Auditors, including the scope of and plans for the audit, the adequacy of staffing and the compensation to be paid to the Auditors.

3.    To review and approve the retention of the Auditors to perform any proposed permissible non-audit services, including the compensation to be paid therefore, authority for which may be delegated to one or more Audit Committee members, provided that all approvals of non-audit services pursuant to this delegated authority be presented to the full Committee at its next meeting.

4.    To monitor the rotation of the partners of the Auditors on the Company’s audit engagement team as required by applicable law and to consider periodically and, if deemed appropriate, adopt a policy regarding rotation of auditing firms.

5.    At least annually, to receive and review written statements from the Auditors delineating all relationships between the Auditors and the Company consistent with Independence Standards Board Standard No. 1, to consider and discuss with the Auditors any disclosed relationships or services that could affect the Auditors’ objectivity and independence, and to assess and otherwise take appropriate action to oversee the independence of the Auditors.

6.    To consider and, if deemed appropriate, adopt a policy regarding Audit Committee preapproval of employment by the Company of individuals formerly employed by the Company’s Auditors and engaged on the Company’s account.

RESPONSIBILITIES: FINANCIAL STATEMENTS AND SEC FILINGS

7.    To review, upon completion of the audit, the financial statements to be included in the Company’s Annual Report on Form 10-K.

8.    To discuss with the Auditors and management results of the annual audit, including the Auditors’ assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates) the nature of significant risks and exposures, any audit adjustments noted or proposed by the Auditors (whether “passed” or implemented in the financial statements), the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Audit Committee by the Auditors under Statement on Auditing Standards No. 61.

9.    To discuss with management and the Auditors the results of the Auditors’ review of the Company’s quarterly financial statements, prior to public disclosure of quarterly financial information, if practicable, or filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q, and any other matters required to be communicated to the Audit Committee by the Auditors under Statement on Auditing Standards No. 61. The Chair of the Committee may represent the entire Committee for purposes of this discussion.

10.    To review and discuss with management and the Auditors, as appropriate, the Company’s disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its periodic reports to be filed with the Securities and Exchange Commission.

32.

11.    To review and discuss with management and the Auditors, as appropriate, earnings press releases as well as the substance of financial information and earnings guidance provided to analysts and ratings agencies, which discussions may be general discussions of the type of information (including the use of pro forma information) to be disclosed or the type of presentation to be made.

RESPONSIBILITIES: ACCOUNTING AND OTHER COMPANY POLICIES

12.    To review with management and the Auditors significant issues that arise regarding accounting principles and financial statement presentation, including the adoption of new, or material changes to existing, critical accounting policies or to the application of those policies, the potential effect of alternative accounting policies available under GAAP, the potential impact of regulatory and accounting initiatives and any other significant reporting issues and judgments.

13.    To review and discuss with management and the Auditors, as appropriate, the Company’s guidelines and policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures.

RESPONSIBILITIES: COMPANY/AUDITOR COMMUNICATIONS AND RELATIONSHIP

14.    To evaluate the cooperation received by the Auditors during their audit examination, including any significant difficulties with the audit or any restrictions on the scope of their activities or access to required records, data and information.

15.    To review with the Auditors any management or internal control letter issued or, to the extent practicable, proposed to be issued by the Auditors and management’s response, if any, to such letter.

16.    To review with the Auditors communications between the audit team and the firm’s national office with respect to accounting or auditing issues presented by the engagement.

17.    To review with the Auditors and management, and ultimately to resolve, any conflicts or disagreements between management and the Auditors regarding financial reporting, accounting practices or policies.

18.    To confer with the Auditors and with the senior management of the Company regarding the scope, adequacy and effectiveness of internal accounting and financial reporting and disclosure controls in effect, including any special audit steps taken in the event of material control deficiencies.

19.    Periodically, to meet in separate sessions with the Auditors and senior management to discuss any matters that the Audit Committee, the Auditors or senior management believe should be discussed privately with the Committee.

RESPONSIBILITIES: INQUIRIES, COMPLAINTS, AND COMPLIANCE

20.    To consider and review with management, the Auditors, outside counsel, as appropriate, and, in the judgment of the Audit Committee, such special counsel, separate accounting firm and other consultants and advisors as the Committee deems appropriate, any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

21.    To establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

22.    To review with counsel, the Auditors and management, as appropriate, any significant regulatory or other legal or accounting matters that could have a material impact on the Company’s financial statements, compliance programs and policies.

23.    To review the results of management’s efforts to monitor compliance with the Company’s programs and policies designed to ensure adherence to applicable laws and regulations, as well as to its Code of Conduct, including review and approval of insider and affiliated-party transactions.

24.    To investigate any matter brought to the attention of the Audit Committee within the scope of its duties if, in the judgment of the Committee, such investigation is necessary or appropriate.

33.

RESPONSIBILITIES: PROXY REPORT AND CORPORATE GOVERNANCE

25.    To submit the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

26.    To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

27.    To report to the Board of Directors with respect to material issues that arise regarding the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance or independence of the Company’s Auditors or such other matters as the Audit Committee deems appropriate from time to time or whenever it shall be called upon to do so.

28.    To develop with management, and participate in, a process for systematic review of important corporate governance issues and trends in corporate governance practices that could potentially impact the Company.

29.    To oversee and review the processes and procedures used by the Company to provide information to the Board and its committees.

RESPONSIBILITIES: GENERAL

30.    To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

MANAGEMENT RESPONSIBILITIES

It shall be the responsibility of management to prepare the Company’s financial statements and periodic reports and the responsibility of the Auditors to audit those financial statements. These functions shall not be the responsibility of the Audit Committee.

34.

APPENDIX B

BLUE MARTINI SOFTWARE, INC.

2000 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

Adopted April 24, 2000

Approved By Stockholders June 23, 2000

As Submitted to Stockholders for Approval at

the 2003 Annual Meeting of Stockholders

Effective Date: Initial Public Offering Date

Amendment Effective Date: Upon Stockholder Approval Date

Termination Date: None

1.    PURPOSES.

(a)    Eligible Option Recipients.    The persons eligible to receive Options are the Non-Employee Directors of the Company.

(b)    Available Options.    The purpose of the Plan is to provide a means by which Non-Employee Directors may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Nonstatutory Stock Options.

(c)    General Purpose.    The Company, by means of the Plan, seeks to retain the services of its Non-Employee Directors, to secure and retain the services of new Non-Employee Directors and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.    DEFINITIONS.

(a)    “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b)    “Annual Grant” means an Option granted annually to all Non-Employee Directors who meet the specified criteria pursuant to subsection 6(b) of the Plan.

(c)    “Annual Meeting” means the annual meeting of the stockholders of the Company.

(d)    “Board” means the Board of Directors of the Company.

(e)    “Code” means the Internal Revenue Code of 1986, as amended.

(f)    “Common Stock” means the common stock of the Company.

(g)    [Intentionally Deleted]

(h)    “Company” means Blue Martini Software, Inc., a Delaware corporation.

(i)    “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate. However, the term “Consultant” shall not include either Directors of the Company who are not compensated by the Company for their services as Directors or Directors of the Company who are merely paid a director’s fee by the Company for their services as Directors.

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(j)    “Continuous Service” means that the Optionholder’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Optionholder’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionholder renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Optionholder renders such service, provided that there is no interruption or termination of the Optionholder’s Continuous Service. For example, a change in status from a Non-Employee Director of the Company to a Consultant of an Affiliate or an Employee of the Company will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

(k)    “Director” means a member of the Board of Directors of the Company.

(l)    “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(m)    “Employee” means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(n)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)    “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii)    In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(p)    “Initial Grant” means an Option granted to a Non-Employee Director who meets the specified criteria pursuant to subsection 6(a) of the Plan.

(q)    “IPO Date” means the effective date of the initial public offering of the Common Stock.

(r)    “Non-Employee Director” means a Director who is not an Employee.

(s)     “Nonstatutory Stock Option” means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(t)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

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(u)    “Option” means a Nonstatutory Stock Option granted pursuant to the Plan.

(v)    “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(w)    “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(x)    “Plan” means this Blue Martini Software, Inc. 2000 Non-Employee Directors’ Stock Option Plan.

(y)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(z)    “Securities Act” means the Securities Act of 1933, as amended.

3.    ADMINISTRATION.

(a)    Administration by Board.    The Board shall administer the Plan. The Board may not delegate administration of the Plan to a committee.

(b)    Powers of Board.    The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)    To determine the provisions of each Option to the extent not specified in the Plan.

(ii)    To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii)    To amend the Plan or an Option as provided in Section 12.

(iv)    Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

(c)    Effect of Board’s Decision.    All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.    SHARES SUBJECT TO THE PLAN.

(a)    Share Reserve.    Subject to the provisions of Section 11 relating to adjustments upon changes in the Common Stock, the Common Stock that may be issued pursuant to Options shall not exceed in the aggregate Four Hundred Thousand (400,000) shares of Common Stock.

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(b)    Evergreen Share Reserve Increase.

(i)    Notwithstanding subsection 4(a) hereof, on January 1 of each year (the “Calculation Date”) for a period of ten (10) years, commencing on January 1, 2001, the aggregate number of shares of Common Stock that is available for issuance under the Plan shall automatically be increased by that number of shares equal to the greater of (1) one-quarter of one percent (0.25%) of the Diluted Shares Outstanding or (2) the number of shares of Common Stock subject to Options granted during the prior 12-month period; provided, however, that the Board, from time to time, may provide for a lesser increase in the aggregate number of shares of Common Stock that is available for issuance under the Plan

(ii)    “Diluted Shares Outstanding” shall mean, as of any date, (1) the number of outstanding shares of Common Stock of the Company on such Calculation Date, plus (2) the number of shares of Common Stock issuable upon such Calculation Date assuming the conversion of all outstanding Preferred Stock and convertible notes, plus (3) the additional number of dilutive Common Stock equivalent shares outstanding as the result of any options or warrants outstanding during the fiscal year, calculated using the treasury stock method.

(c)    Reversion of Shares to the Share Reserve.    If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Option shall revert to and again become available for issuance under the Plan. If the Company repurchases unvested shares acquired pursuant to an Option, the shares of Common Stock so repurchased shall revert to and again become available for issuance under the Plan.

(d)    Source of Shares.    The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.    ELIGIBILITY.

The Options as set forth in section 6 automatically shall be granted under the Plan to all Non-Employee Directors.

6.    NON-DISCRETIONARY GRANTS.

(a)    Initial Grants.    Without any further action of the Board, each Non-Employee Director shall be granted the following Options:

(i)    On the IPO Date, each person who is then a Non-Employee Director automatically shall be granted an Initial Grant to purchase Twenty-five Thousand (25,000) shares of Common Stock on the terms and conditions set forth herein.

(ii)    After the Effective Date of this Amendment, each person who is elected or appointed for the first time to be a Non-Employee Director automatically shall, upon the date of his or her initial election or appointment to be a Non-Employee Director by the Board or stockholders of the Company, be granted an Initial Grant to purchase Fifty Thousand (50,000) shares of Common Stock on the terms and conditions set forth herein.

(b)    Annual Grants.    On the day following each Annual Meeting commencing with the Annual Meeting in 2003, each person who is then a Non-Employee Director automatically shall be granted an Annual Grant to purchase Twenty Thousand (20,000) shares of Common Stock on the terms and conditions set forth herein.

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7.    OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as required by the Plan. Each Option shall contain such additional terms and conditions, not inconsistent with the Plan, as the Board shall deem appropriate. Each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a)    Term.    No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b)    Exercise Price.    The exercise price of each Option shall be one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c)    Consideration.    The purchase price of stock acquired pursuant to an Option may be paid, to the extent permitted by applicable statutes and regulations, in any combination of (i) cash or check, (ii) delivery to the Company of other Common Stock or (iii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds. The purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

(d)    Transferability.    An Option is transferable by will or by the laws of descent and distribution. An Option also is transferable if, at the time of transfer, a Form S-8 registration statement under the Securities Act is available for the exercise of the Option and the subsequent resale of the underlying securities. In addition, Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(e)    Exercise and Vesting.    Options shall be exercisable immediately. Options shall vest as follows:

(i)    Initial Grants shall provide for vesting of 1/3rd of the shares one (1) year after the date of the grant and 1/36th of the shares each month thereafter over the next two (2) years.

(ii)    Annual Grants shall provide for vesting of 1/12th of the shares each month after the date of the grant for one (1) year.

(f)    Termination of Continuous Service.    In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service, or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(g)    Extension of Termination Date.    If the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 7(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(h)    Disability of Optionholder.    In the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

39.

(i)    Death of Optionholder.    In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the three-month period after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise the Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

8.    COVENANTS OF THE COMPANY.

(a)    Availability of Shares.    During the terms of the Options, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Options.

(b)    Securities Law Compliance.    The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Options and to issue and sell shares of Common Stock upon exercise of the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Option or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options unless and until such authority is obtained.

9.    USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.

10.    MISCELLANEOUS.

(a)    Stockholder Rights.    No Optionholder shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such Optionholder has satisfied all requirements for exercise of the Option pursuant to its terms.

(b)    No Service Rights.    Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Optionholder any right to continue to serve the Company as a Non-Employee Director or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(c)    Investment Assurances.    The Company may require an Optionholder, as a condition of exercising or acquiring stock under any Option, (i) to give written assurances satisfactory to the Company as to the Optionholder’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (ii) to give written assurances satisfactory to the Company stating that the Optionholder is acquiring the stock subject to the Option for the Optionholder’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances

40.

given pursuant to such requirements, shall be inoperative if (iii) the issuance of the shares upon the exercise or acquisition of stock under the Option has been registered under a then currently effective registration statement under the Securities Act or (iv) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

(d)    Withholding Obligations.    The Optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under an Option by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Optionholder by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the Optionholder as a result of the exercise or acquisition of stock under the Option, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock.

11.    ADJUSTMENTS UPON CHANGES IN STOCK.

(a)    Capitalization Adjustments.    If any change is made in the stock subject to the Plan, or subject to any Option, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject both to the Plan pursuant to subsection 4(a) and to the nondiscretionary Options specified in Section 5, and the outstanding Options will be appropriately adjusted in the class(es) and number of securities and price per share of stock subject to such outstanding Options. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b)    Change in Control.    In the event of: (1) a dissolution, liquidation, or sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving entity; or (3) a reverse merger in which the Company is the surviving entity but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (individually, a “Change in Control”), then the vesting of outstanding Options shall be accelerated fifty percent (50%) prior to such Change in Control and the Options terminated if not exercised after such acceleration and at or prior to such Change in Control.

(c)    Securities Acquisition.    In the event of (i) any consolidation or merger of the Company with or into any corporation or other entity or person, or any other reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than fifty (50%) of the surviving entity’s voting power immediately after such consolidation, merger or reorganization, (ii) any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company’s voting power is transferred, or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company, then the vesting of outstanding Options shall be fully accelerated.

12.    AMENDMENT OF THE PLAN AND OPTIONS.

(a)    Amendment of Plan.    The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

41.

(b)    Stockholder Approval.    The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval.

(c)    No Impairment of Rights.    Rights under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Optionholder and (ii) the Optionholder consents in writing.

(d)    Amendment of Options.    The Board at any time, and from time to time, may amend the terms of any one or more Options; provided, however, that the rights under any Option shall not be impaired by any such amendment unless (i) the Company requests the consent of the Optionholder and (ii) the Optionholder consents in writing.

13.    TERMINATION OR SUSPENSION OF THE PLAN.

(a)    Plan Term.    The Board may suspend or terminate the Plan at any time. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)    No Impairment of Rights.    Suspension or termination of the Plan shall not impair rights and obligations under any Option granted while the Plan is in effect except with the written consent of the Optionholder.

14.    EFFECTIVE DATE OF PLAN.

The Plan shall become effective on the IPO Date, but no Option shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15.    CHOICE OF LAW.

All questions concerning the construction, validity and interpretation of this Plan shall be governed by the law of the State of Delaware, without regard to such state’s conflict of laws rules.

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[BLUE MARTINI LOGO] C/O COMPUTERSHARE P.O. BOX 3480 CHICAGO, IL 60690-3480

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Blue Martini Software, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	MRTINI	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BLUE MARTINI SOFTWARE, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

PROPOSAL 1:	To elect two directors to hold office until the 2006 Annual Meeting of Stockholders.	For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

NOMINEES:	(1) Monte Zweben and (2) Dominic Gallello.	☐	☐	☐

	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.				For	Against	Abstain

PROPOSAL 2:	To approve amendments to our 2000 Non-Employee Directors’ Stock Option Plan to increase our non-discretionary equity compensation for our non-employee directors.				☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

PROPOSAL 3:	To ratify the selection of KPMG LLP as our independent auditors for the year ending December 31, 2003.				☐	☐	☐

    Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer. If signing for a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date			Signature (Joint Owners) Date

BLUE MARTINI SOFTWARE, INC.

2600 Campus Drive

San Mateo, California 94403

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 5, 2003

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held June 5, 2003 and the Proxy Statement and hereby appoints Monte Zweben and Bob Cell each with the power to appoint his or her substitute and hereby authorizes them, as attorneys-in-fact and proxies of the undersigned, to represent and to vote as designated on the reverse side, all shares of common stock of Blue Martini Software, Inc. (the “Company”) held of record by the undersigned on April 8, 2003 at the Annual Meeting of Stockholders to be held at 2600 Campus Drive, San Mateo, California 94403 on June 5, 2003 at 10:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT.

IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

SEE REVERSE SIDE	(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)	SEE REVERSE SIDE